UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	January 19, 2010

First Security Group, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Tennessee
(State or Other Jurisdiction of Incorporation)

000-549747	58-2461486
(Commission File Number)	(IRS Employer Identification No.)

531 Broad Street, Chattanooga, Tennessee	37402
(Address of Principal Executive Offices)	(Zip Code)

(423) 266-2000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Compensatory Arrangements of Certain Officers

First Security settled the $2.3 million arbitration claim made in 2009 by Lloyd L. Montgomery, III, its former President and Chief Operating Officer, by agreeing to pay Mr. Montgomery $500 thousand pursuant to a settlement agreement that was effective January 19, 2010. After vigorously defending against the claim since its filing, First Security determined that, given the expenses attendant to the conduct of the arbitration proceeding and related considerations, it was in First Security's best interests to resolve the claim by agreement.  Therefore, First Security negotiated a settlement agreement with Mr. Montgomery on its behalf and on behalf of FSGBank, N.A. through which the parties agreed to: (i) the payment described above; (ii) fully, finally and generally release all claims they had against one another; and (iii)  dismiss the arbitration claim with prejudice.  The settlement agreement also provides that Mr. Montgomery's confidentiality and non-solicitation obligations under his Employment Agreement shall remain in effect.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST SECURITY GROUP, INC.

Dated:	January 22, 2010
		By:	/s/ William L. Lusk, Jr.
		Name:	William L. Lusk, Jr.
		Title:	Chief Financial Officer